SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-32143

Date of Report: April 12, 2011

ECOSYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		20-3148296
(State or other jurisdiction		(IRS Employer
of incorporation or organization)		Identification No.)

5950 Shiloh Road East, Suite N, Alpharetta, Georgia		30005
(Address of principal executive offices)		(Zip Code)
(212) 994-5374
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02                      Non-Reliance on Previously Issued Financial Statements

On April 12, 2010 the Registrant’s Chief Executive Officer, pursuant to authority from the Board of Directors, concluded that the following financial statements should not be relied upon:

•	the financial statements of the Registrant for the three and nine month periods ended September 30, 2010 included in its Quarterly Report on Form 10-Q for the period ended September 30, 2010.

The determination was based on his conclusion that the Registrant had failed to record $78,264 in interest expense incurred as a result of penalties paid in the quarter ended September 30, 2010 to the holders of convertible debentures who were unable to convert in accordance with the terms of the debentures due to the contracted conversion price being below par.  The Chief Executive Officer has discussed this determination with the Registrant’s independent accountant.

The Registrant will disclose the effect of the error on the aforesaid financial statements in its Annual Report on Form 10-K for the year ended December 31, 2010.  The effect of the amendments is demonstrated in the following table.

Balance Sheet
	September 30, 2010
	Restated	Adjustments	Reported
Liabilities and Stockholders’ Deficit
Current liabilities:
Liability to be settled in stock	138,950	67,550	71,400
Total current liabilities	2,680,232	67,550	2,612,682
Total liabilities	2,680,232	67,500	2,612,682

Stockholders’ deficit:
Additional paid in capital	8,115,519	76,816	8,038,703
Retained deficit	(10,727,220)	(144,366)	(10,582,854)
Total Stockholders’ equity (deficit)	(1,767,443)	(67,550)	(1,699,893)

Statements of Operations
	Three Months			Nine Months
	Ended			Ended
	September 30,2010			September 30, 2010
	Restated	Adjustments	Reported	Restated	Adjustments	Reported
Interest expense	(158,605)	(108,244)	(50,361)	(274,631,)	(144,366)	(130,273)
Total other income (expense), net	(322,660)	(108,244)	(214,416)	(664,951)	(144,366)	(520,595)
Loss before provision for income taxes	(626,510)	(108,244)	(518,266)	(1,416,922)	(144,366)	(1,272,556)
Provision for income taxes	--	--	--	--	--	--
Net loss from continuing operations	(626,510)	(108,244)	(518,266)	(1,416,922)	(144,366)	(1,272,556)
Net loss per share, basic and diluted	0.00	0.00	0.00	(0.01)	0.00	(0.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSYSTEM CORPORATION

By:	/s/	KEVIN KREISLER
KEVIN KREISLER, Chairman
Chief Executive Officer
Date:		April 15, 2011